Exhibit 10-25

December 20, 2002

Mr. Michael Smith

150 Millstone Road

Deerfield, Illinois 60015

Dear Michael:

This letter is to confirm the terms of your employment with Cobra Electronics Corporation (the “Company”).

1.    During the term of your employment pursuant to this agreement, you shall be employed as Senior Vice President and Chief Financial Officer of the Company and shall have the normal duties, responsibilities and attendant authorities of that position, including, but not limited to, primary authority and supervisory responsibility for all accounting, finance and human resource functions and all other tasks as may be assigned from time to time by the President and Chief Executive Officer. You shall report to the President and Chief Executive Officer of the Company.

2.    The term of your employment by the Company pursuant to this agreement shall begin on January 1, 2003 and shall end on December 31, 2005 (the “Employment Period”) unless terminated earlier pursuant to paragraph 11 of this agreement. In any event, the Company agrees to provide to you written notice, on or prior to June 30, 2005, if the Company elects to (i) offer to you or not offer to you a renewal of this agreement or (ii) offer to you a continuation of employment upon other terms and conditions than are provided in this agreement. In the event the Company either offers to you a renewal of this agreement or offers to you a continuation of employment upon other terms and conditions than are provided in this agreement, the Company and you agree to proceed promptly with good faith negotiations toward the end of fulfilling the Company and your mutual intent to reach agreement, no later than December 31, 2005, as to the terms and conditions of such continuation of employment. In the event the Company and you are unable to reach agreement as to such terms and conditions within such period, it shall be deemed to be a timely notice that the Company does not intend to continue your employment beyond the Employment Period.

3.    During your employment by the Company pursuant to this agreement, you shall receive a regular annual salary at the rate per period hereinafter set forth, payable every two weeks. Such annual salary shall be $225,000 for the period January 1, 2003 through and including December 31, 2003 (the “First Annual Period”), shall be $240,000 for the period January 1, 2004 through and including December 31, 2004 (the “Second Annual Period”) and shall be $254,000 for the period January 1, 2005 through and including December 31,2005 (the “Third Annual Period”).

Mr. Michael Smith

December 20, 2002

Page 2.

Your salary will be subject to annual review of the Compensation Committee of the Company’s Board of Directors, but in no event shall your salary for any Annual Period be reduced below the rate set forth above for that Annual Period.

4.    In addition to your regular annual salary, you shall also receive for each Annual Period a bonus of up to 35% of your regular annual salary, comprised of a Company performance bonus of up to 22.75% of your regular annual salary for that Annual Period (the “maximum Company performance bonus amount”) and an individual performance bonus of up to 12.25% of your regular annual salary for that Annual Period (the “maximum individual performance bonus amount”). Except as provided elsewhere herein, you shall only be entitled to receive any bonus for an Annual Period if you are employed by the Company throughout the Annual Period.

As for the Company performance bonus, no later than February 1 of the First Annual Period, the Second Annual Period and the Third Annual Period, respectively, the Chief Executive Officer of the Company (i) shall choose performance criteria of the Company and/or the subsidiaries of the Company that shall be applicable for that Annual Period, (ii) shall determine a goal amount for such performance criteria such that, if the goal amount is attained for the Annual Period, you will receive a Company performance bonus for the Annual Period equal to the maximum Company performance bonus amount for the Annual Period.

As for the individual performance bonus, no later than February 1 of the First Annual Period, the Second Annual Period and the Third Annual Period, respectively, the Chief Executive Officer of the Company shall in his sole discretion choose one or more personal performance goals that shall be applicable for such Annual Period. As soon as administratively practicable after the end of each Annual Period, the Chief Executive Officer shall determine, in his sole discretion, whether such goals for the Annual Period were attained during the Annual Period. If such goals are so determined to have been attained, and the Company has achieved the minimum pretax income targets established as part of the performance criteria, you shall receive an individual performance bonus equal to the individual performance bonus maximum amount for the Annual Period. If such goals are not so determined to have been attained, you shall receive any percentage, including zero percentage, of such individual performance bonus maximum amount for the Annual Period as determined by the Chief Executive Officer in his sole discretion.

5.    You also shall receive $10,000 each Annual Period to be used for prerequisites of your choice, payable in monthly payments of $833.33 while you are employed by the Company, in lieu of any other allowances.

6.    If you are a full-time employee of the Company on January 15, 2003 the Company shall grant to you a stock option to purchase an aggregate of 10,000 shares of the Company’s common stock, the per share exercise price for which will be 100% of the closing price on the date of grant of a share of common stock. Any such stock option to be granted on January 15, 2003 shall become exercisable, if you are employed by the Company (i) on January 15, 2004 as to 25% of the number of shares of common stock subject to such option; (ii) on January 15, 2005 as

Mr. Michael Smith

December 20, 2002

Page 3.

to an additional 25% of the number of shares of common stock subject to such option (50% on a cumulative basis); (iii) on January 15, 2006 as to an additional 25% of the number of shares of common stock subject to such option (75% on a cumulative basis); and (iv) on January 15, 2007 as to an additional 25% of the number of shares of common stock subject to such option (100% on a cumulative basis).

Any such option may, in the sole discretion of the committee designated by the Company’s Board of Directors to administer the COBRA Electronics Corporation 2000 Stock Option Plan or any other stock option plan maintained by the Company (an “Option Plan”), be granted under and subject to the terms and conditions of such Option Plan, and will in all respects be consistent with options granted under the terms of such Option Plan, as determined by such committee; provided, however, that no such option shall be exercised later than ten years after its date of grant, each such option shall be exercised by payment in cash or in any other manner permitted by such committee, and each such option shall, in the event a Change of Control occurs, be immediately exercisable in full in a manner consistent with this sentence.

For the purpose of this agreement, a Change of Control shall be deemed to have occurred if: (i) any person, including a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires the beneficial ownership of, and the right to vote, shares having at least 50 percent of the aggregate voting power of the class or classes of capital stock of the Company having the ordinary and sufficient voting power (not depending upon the happening of a contingency) to elect at least a majority of the directors of the board of directors of the Company, or (ii) as the result of any tender or exchange offer, substantial purchase of the Company’s equity securities, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company immediately prior to such transaction or transactions shall not constitute a majority of the board of directors (or the board of directors of any successor to or assign of the Company) immediately after the next meeting of stockholders of the Company (or such successor or assign) following such transaction, or (iii) there is consummated a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding any Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the outstanding voting securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the outstanding voting securities, (B) no person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction entitled to vote generally

Mr. Michael Smith

December 20, 2002

Page 4.

in the election of directors, and (C) the persons who were directors of the Company immediately prior to such Corporate Transaction will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction.

It is anticipated that during the First Annual Period the Company’s Board of Directors will approve a new equity compensation plan for members of senior management of the Company providing for grants to members of the senior management of the Company of stock options or other forms of equity compensation, or some combination thereof. In the Second Annual Period and the Third Annual Period you will be eligible to receive such grants of equity compensation under such new equity compensation plan as shall be approved by the Board of Directors. Should such a new plan not be approved, the Company shall grant to you a stock option to purchase an aggregate of 10,000 shares of the Company’s common stock as of January 15, 2004, if you are a full time employee of the Company on that date, and a stock option to purchase an aggregate of 10,000 shares of the Company’s common stock as of January 17, 2005, if you are a full time employee of the Company on that date, on substantially the same terms as the stock options granted as of January 15, 2003. For each additional stock option granted, the per share exercise price will be 100% of the closing price on the date of grant of a share of common stock.

7.    During your employment hereunder, you shall be entitled to participate in such employee benefits including, but not limited to, life, short and long term disability and health insurance and other medical benefits (after you have completed any applicable qualifying period) as the Company makes available to individuals employed by the Company at the Senior Vice President level.

8.    You shall be reimbursed for all of your reasonable and necessary business expenses incurred in performing your duties for the Company upon presentation to the Company of the Company’s standard forms for expense reimbursement.

9.    You shall be entitled to a benefit from the Company pursuant and subject to the terms and conditions of (including but not limited to the vesting provisions of) the COBRA Electronics Corporation Deferred Compensation Plan for Select Executives as in effect as of the date hereof or any similar plan which the Company adopts for this purpose; provided, however, that for purposes of any such plan your years of service shall be the number of complete years included in the period of time commencing on January 31, 2001 and ending on the date your employment with the Company terminates.

10.    In the event your employment with the Company is terminated by the Company prior to the end of the Employment Period for reasons other than for “Cause” (as defined below), the Company shall continue to make biweekly payments to you in an amount equal to your regular biweekly salary (described in Paragraph 3) (“continued salary payments”) until the Company has made 13 such payments to you or until the end of the Employment Period, whichever occurs later; provided, however, that if a Change of Control occurs between January 1, 2003 and the date of such termination of employment, then the Company shall continue to make such

Mr. Michael Smith

December 20, 2002

Page 5.

biweekly payments until the Company has made 26 such payments to you or until the end of the Employment Period, whichever occurs later. The Company’s obligation to make such payments to you shall be reduced by any salary, commission or other type of compensation paid or payable to you as a result of your subsequent employment, contract or engagement with any new employer if such employment, contract or engagement commences prior to the end of such payments. In addition, (i) the Company shall while making continued salary payments pay your cost of continued health and dental coverage under the Company’s group health and dental plans for such period as you elect pursuant to the Consolidated Budget Reconciliation Act of 1984 (“COBRA”), (ii) the Company shall pay a pro-rata portion of the Company performance bonus described in paragraph 4 of this agreement for the Annual Period during which your termination of employment occurs, such portion to be determined based on the number of days during such Annual Period during which you are employed by the Company plus the number of days during such Annual Period for which the Company is making continued salary payments, and (iii) any stock options granted to you pursuant to paragraph 6 of this agreement or pursuant to paragraph 7 of the letter of employment dated January 17, 2001 between you and the Company (the “Prior Employment Agreement”) which are not incentive stock options shall, subject to the second paragraph of paragraph 6 of this agreement or subject to the third paragraph of paragraph 7 of the Prior Employment Agreement, continue to become exercisable pursuant to the schedule described in paragraph 6 or such paragraph 7, respectively, and shall remain exercisable, until the last day on which the Company makes a continued salary payment as if you had remained employed by the Company until such date. Except as otherwise provided herein, all of your remaining benefits, including the continued vesting and exercisability of Company stock options, shall immediately end upon your termination of employment, whether by expiration of the Employment Period or otherwise.

The Company may at any time terminate your employment with the Company for “Cause”, which shall mean embezzlement, misappropriation, theft or other criminal conduct, of which you are convicted, related to the property or assets of the Company or your willful refusal to perform or substantial disregard of your duties assigned to you by the Chief Executive Officer of the Company, unless you have reasonable and just cause for such refusal to perform or disregard of your duties or unless you commence immediate corrective actions within 15 days after the Chief Executive Officer gives you notice of his objection to your refusal to perform or disregard of your duties. If the Company terminates your employment for Cause, you shall be entitled to salary through and including the effective date of your termination of employment, and all other benefits provided for hereunder shall immediately cease. Except as otherwise provided herein, all of your remaining benefits, including the continued vesting and exercisability of incentive stock options, shall immediately end upon your termination of employment, whether by expiration of the Employment Period or otherwise.

If prior to your termination of full-time employment with the Company pursuant to this agreement (i) you are removed as Chief Financial Officer or as a Senior Vice President of the Company, (ii) you are demoted in title or responsibilities and duties, (iii) your principal permanent office with the Company is relocated to a location more than 50 miles from the

Mr. Michael Smith

December 20, 2002

Page 6.

Company’s headquarter location (in Chicago, Illinois) as of the date of this agreement, (iv) you are prevented by the Chief Executive Officer or Board of Directors or employees of the Company from exercising the duties and responsibilities of the Chief Financial Officer, or (v) there is a material breach by the Company of a material provision of this agreement and such breach remains uncured for at least 60 days following written notice from you, and as a result thereof you terminate your employment with the Company, then you shall be entitled, as of the effective date of your termination of employment, to (I) salary through and including the effective date of your termination of employment, and (II) continued biweekly payments to you in an amount equal to your regular biweekly salary (described in paragraph 3) (“continued salary payments”) until the Company has made 13 such payments to you or until the end of the Employment Period, whichever occurs later; provided, however, that if a Change of Control occurs between January 1, 2003 and the date of such termination of employment, then the Company shall continue to make such biweekly payments until the Company has made 26 such payments to you or until the end of the Employment Period, whichever occurs later; and, provided, further, that, during any period during which you are receiving payments you shall remain subject to the provisions of paragraph 11 of this agreement. The Company’s obligation to make such payments to you shall be reduced by any salary, commission or other type of compensation paid or payable to you as a result of your subsequent employment, contract or engagement with any other employer if such employment, contract or engagement commences prior to the end of such payments. In addition, (i) the Company shall while making continued salary payments pay your cost of continued health and dental coverage under the Company’s group health and dental plans for such period as you elect pursuant to COBRA, (ii) the Company shall pay a pro-rata portion of the Company performance bonus described in paragraph 4 of this agreement for the Annual Period during which your termination of employment occurs, such portion to be determined based on the number of days during such Annual Period during which you are employed by the Company plus the number of days during such Annual Period for which the Company is making continued salary payments, and (iii) any stock options granted to you pursuant to paragraph 6 of this agreement or pursuant to paragraph 7 of the Prior Employment Agreement which are not incentive stock options shall, subject to the second paragraph of paragraph 6 of this agreement or subject to the third paragraph of paragraph 7 of the Prior Employment Agreement, continue to become exercisable pursuant to the schedule described in paragraph 6 or such paragraph 7, respectively, and shall remain exercisable, until the last day on which the Company makes a continued salary payment as if you had remained employed by the Company until such date. Except as otherwise provided herein, all of your remaining benefits, including the continued vesting and exercisability of incentive stock options, shall immediately end upon your termination of employment, whether by expiration of the Employment Period or otherwise.

If prior to the end of the Employment Period you terminate your employment with the Company and the immediately preceding paragraph does not apply, you shall be entitled to salary through and including the effective date of your termination of employment, and all other benefits provided for hereunder shall immediately cease. Except as otherwise provided herein, all of your remaining benefits, including the continued vesting and exercisability of Company stock options,

Mr. Michael Smith

December 20, 2002

Page 7.

shall immediately end upon your termination of employment, whether by expiration of the Employment Period or otherwise.

If prior to the end of the Employment Period either you terminate your employment with the Company and the third paragraph of this paragraph 10 applies or your employment is terminated by the Company for reasons other than for Cause, the Company shall provide you with an executive outplacement program of your choice, but the program will be subject to similar terms and conditions as the Company’s other executive outplacement program. These conditions include a maximum fee of 15% of your total compensation and monthly reports from the outplacement firm of your active job search.

After the payment of any applicable amounts described in this paragraph 10, you shall have no further rights to recover any amounts from the Company.

If at any time while you are employed by the Company you die or are determined in good faith by the Board of Directors of the Company to be disabled, the Company may immediately terminate this agreement and your employment. Any such termination of your employment will be with the same consequences as if it were for Cause. For the purpose of this agreement, you shall be deemed to be disabled if you are physically or mentally unable to perform your duties for a period of 180 consecutive days.

11.    For a one-year period following the termination of your employment by your decision or by the Company for Cause, you shall not for the benefit of yourself or any business or other entity solicit, directly or indirectly, any of the Company’s employees, or solicit, directly or indirectly, any of the customers of the Company for products which are currently marketed or which have been announced by the Company. In addition, at no time following any termination of your employment shall you disclose or in any way use the confidential and proprietary information obtained during the course of your employment with the Company, including, but not limited to, the Company’s financial and product information and information relating to the Company’s customer and supplier relations.

12.    If, at any time of enforcement of any provisions of paragraph 11 of this agreement, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, you agree that the maximum period, scope, or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

13.    You acknowledge that the services to be rendered by you hereunder are unique and personal. Accordingly, you may not assign any of your rights or delegate any of your duties or obligations under this agreement. The Company may assign its rights, duties or obligations under this agreement to a purchaser or transferee of all, or substantially all, of the assets of the Company.

Mr. Michael Smith

December 20, 2002

Page 8.

14.    The waiver by either party of a breach by the other party of any provision of this agreement shall not be valid unless in a writing signed by the non-breaching party, and any valid waiver shall not operate or be construed as a waiver of any subsequent breach.

15.    This agreement embodies the entire agreement and understanding of the parties hereto with respect to the matters described herein and supersedes any and all prior and/or contemporaneous agreements and understandings, oral or written, between the parties, except for the Prior Employment Agreement (to the extent not expressly provided otherwise as described in paragraph 17).

16.    This agreement shall be, in all respects, construed in accordance with and governed by the laws of the State of Illinois.

17.    It is acknowledged and agreed upon by you and the Company that the terms of this agreement shall not be effective unless you are employed as a full-time employee of the Company on January 1, 2003, in which event the terms of this agreement shall become effective. Furthermore, upon the terms of this agreement so becoming effective, paragraphs 3, 4 and 5 of this agreement, rather than the same numbered paragraphs of the Prior Employment Agreement, shall provide for the terms of your salary, bonus and prerequisites for your period of employment for January, 2003. Furthermore, if you are a full-time employee of the Company on January 1, 2003, paragraph 11 of the Prior Employment Agreement shall no longer be effective.

Mr. Michael Smith

December 20, 2002

Page 9.

If you are in agreement with the foregoing, please sign this agreement in the appropriate place below and return it to me as soon as possible.

Best regards,

James Bazet

President and Chief Executive Officer

Agreed and Accepted

as of the 8th day of

January, 2003:

/s/ MICHAEL SMITH
Michael Smith